EXHIBIT 99.1

LIVE NATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On September 9, 2008, Live Nation Worldwide, Inc. (“LNWW”), a controlled subsidiary of Live Nation, Inc. (“Live Nation”), sold all of the issued and outstanding capital stock of Live Nation Motor Sports, Inc. (the “Motor Sports Division”) to Feld Acquisition Corp. (“Acquisition Sub”), a wholly-owned subsidiary of Feld Entertainment, Inc. (“Feld”), pursuant to a Stock Purchase Agreement, dated September 9, 2008 (the “Stock Purchase Agreement”), by and among LNWW, the Motor Sports Division, Feld and Acquisition Sub. Pursuant to the Stock Purchase Agreement, LNWW received approximately $175.0 million in cash, subject to certain net working capital and other post-closing adjustments set forth in the Stock Purchase Agreement, in addition to a performance based earn out of up to $30.0 million, the amount of which to be paid to LNWW (if any) will be determined based on the Motor Sports Division’s performance, over a five year period commencing with calendar year 2009. In addition, the Stock Purchase Agreement imposes certain indemnification, non-competition and other customary post-closing obligations on LNWW, in each case, as more fully set forth therein. After estimated fees, expenses and other adjustments, Live Nation received approximately $167.7 million of net proceeds, excluding the earn out. Live Nation will use the net proceeds from the sale of the Motor Sports Division to repay borrowings under its revolving credit facility, to reduce a portion of its term loan and to invest in its core music business. The following unaudited pro forma consolidated financial statements give effect to this transaction.

The unaudited pro forma consolidated balance sheet of Live Nation gives effect to the transaction as if it had occurred on June 30, 2008. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 give effect to the transaction as if it had occurred on January 1, 2007. The unaudited pro forma consolidated financial information is not intended to represent what Live Nation’s financial position was or results of operations would have been if the disposition had occurred on those dates or to project Live Nation’s financial position or results of operations for any future period.

The unaudited pro forma consolidated financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of Live Nation. Live Nation’s historical financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2008.

The historical consolidated statement of operations for the year ended December 31, 2007 has been adjusted to reflect the sale of Live Nation’s North American theatrical business, which included the assets of the North American theatrical presenting business and certain theatrical venues, in January 2008. Live Nation has reported the North American theatrical business as discontinued operations in accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The historical consolidated statement of operations for the six months ended June 30, 2008, as issued, already reflects this change.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2008

	Historical	Pro Forma		Pro Forma
	Live Nation	Adjustments		Consolidated
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$453,368	$167,700	(D)	$594,611
		(27,000)	(E)
		543	(A)
Accounts receivable, less allowance	384,292	(12,808)	(A)	371,484
Prepaid expenses	377,460	(1,626)	(A)	375,834
Other current assets	58,484	(3,314)	(A)	55,170

Total Current Assets	1,273,604	123,495		1,397,099
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	965,333	(6,442)	(A)	958,891
Furniture and other equipment	243,576	(10,423)	(A)	233,153
Construction in progress	102,541	(60)	(A)	102,481

	1,311,450	(16,925)		1,294,525
Less accumulated depreciation	405,140	(10,542)	(A)	394,598

	906,310	(6,383)		899,927
INTANGIBLE ASSETS
Intangible assets — net	511,892	(813)	(A)	511,079
Goodwill	502,206	(3,567)	(A)	498,639
OTHER ASSETS
Notes receivable, less allowance	1,589	(1,489)	(A)	100
Investments in nonconsolidated affiliates	22,915	—		22,915
Other long-term assets	141,029	—		141,029

Total Assets	$3,359,545	$111,243		$3,470,788

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$122,813	$(302)	(A)	$122,511
Accrued expenses	471,341	(8,369)	(A)	462,972
Deferred revenue	782,300	(1,051)	(A)	781,249
Current portion of long-term debt	67,184	—		67,184
Other current liabilities	78,149	(881)	(A)	77,268

Total Current Liabilities	1,521,787	(10,603)		1,511,184
Long-term debt	726,898	(27,000)	(E)	699,898
Other long-term liabilities	139,138	(188)	(A)	138,950
Minority interest liability	72,309	(94)	(A)	72,215
Series A and Series B redeemable preferred stock	40,000	—		40,000
SHAREHOLDERS’ EQUITY
Common stock	761	—		761
Additional paid-in capital	959,090	—		959,090
Retained deficit	(165,108)	149,128	(B)	(15,980)
Cost of shares held in treasury	(3,628)	—		(3,628)
Accumulated other comprehensive income	68,298	—		68,298

Total Shareholders’ Equity	859,413	149,128		1,008,541

Total Liabilities and Shareholders’ Equity	$3,359,545	$111,243		$3,470,788

See Notes to Unaudited Pro Forma Consolidated Financial Statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

		Adjustment for
	Historical	Theater Operations	Adjusted	Pro Forma		Pro Forma
	Live Nation	(H)	Live Nation	Adjustments		Consolidated
	(in thousands except share and per share data)
Revenue	$4,184,981	$(208,018)	$3,976,963	$(154,212)	(C)	$3,822,751
Operating expenses:
Direct operating expenses	3,333,572	(161,726)	3,171,846	(105,916)	(C)	3,065,930
Selling, general and administrative expenses	653,811	(35,436)	618,375	(24,746)	(C)	593,629
Depreciation and amortization	120,828	(2,633)	118,195	(918)	(C)	117,277
Gain on sale of operating assets	(51,226)	(737)	(51,963)	47	(C)	(51,916)
Corporate expenses	45,854	—	45,854	—		45,854

Operating income	82,142	(7,486)	74,656	(22,679)		51,977
Interest expense	61,915	(158)	61,757	(4)	(C)	59,601
				(2,152)	(F)
Interest income	(14,479)	910	(13,569)	176	(C)	(13,393)
Equity in earnings of nonconsolidated affiliates	(4,806)	—	(4,806)	—		(4,806)
Minority interest expense	7,869	(74)	7,795	(329)	(C)	7,466
Other income — net	(13)	(85)	(98)	—	(C)	(98)

Income from continuing operations before income taxes	31,656	(8,079)	23,577	(20,370)		3,207
Income tax expense:
Current	35,943	(899)	35,044	(77)	(G)	34,967
Deferred	7,649	—	7,649	—		7,649

Loss from continuing operations	$(11,936)	$(7,180)	$(19,116)	$(20,293)		$(39,409)

Basic and diluted loss from continuing operations per common share	$(0.17)					$(0.58)

Basic and diluted weighted average common shares outstanding	68,440,582					68,440,582

See Notes to Unaudited Pro Forma Consolidated Financial Statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008

	Historical	Pro Forma
	Live Nation	Adjustments			Pro Forma Consolidated
	(in thousands except share and per share data)
Revenue	$1,796,251	$(128,419)	(C)		$1,667,832
Operating expenses:
Direct operating expenses	1,388,882	(83,369)	(C)		1,305,513
Selling, general and administrative expenses	334,714	(11,960)	(C)		322,754
Depreciation and amortization	67,600	(353)	(C)		67,247
Loss (gain) on sale of operating assets	(2,291)	2,650	(C)	(I)	359
Corporate expenses	22,115	—			22,115

Operating loss	(14,769)	(35,387)			(50,156)
Interest expense	30,361	(879)	(F)		29,482
Interest income	(4,841)	—			(4,841)
Equity in losses of nonconsolidated affiliates	1,425	83	(C)		1,508
Minority interest income	(4,483)	57	(C)		(4,426)
Other income — net	(1,115)	(559)	(C)		(1,674)

Loss from continuing operations before income taxes	(36,116)	(34,089)			(70,205)
Income tax expense:
Current	13,215	(63)	(G)		13,152
Deferred	5,662	—			5,662

Loss from continuing operations	$(54,993)	$(34,026)			$(89,019)

Basic and diluted loss from continuing operations per common share	$(0.73)				$(1.18)

Basic and diluted weighted average common shares outstanding	75,352,837				75,352,837

See Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments give effect to the disposition as if it had occurred as of June 30, 2008 for the unaudited pro forma consolidated balance sheet and as of January 1, 2007 for the unaudited pro forma consolidated statements of operations.

(A)	Adjustment reflects the elimination of the assets and liabilities included in the balance sheet of Live Nation for its interests in the Motor Sports Division as of June 30, 2008. The adjustment to goodwill includes a reduction of goodwill, due to the sale, based on an allocation of Live Nation’s total goodwill to the Motor Sports Division.

(B)	Adjustment represents the estimated gain on the disposition as if the transaction had occurred as of June 30, 2008, but is not adjusted for any estimated tax impact related to this gain.

(C)	Adjustment reflects the elimination of the results of operations of the Motor Sports Division for the year ended December 31, 2007 and the six months ended June 30, 2008, as if the transaction had occurred on January 1, 2007. The results of operations do not reflect the estimated gain on sale for this transaction or any tax impact related to this gain.

(D)	Adjustment reflects the proceeds, net of certain adjustments and estimated transaction fees and expenses. Net proceeds will be used to meet operating and investing cash requirements and repay borrowings subsequent to June 30, 2008 under the revolving credit facility.

(E)	Adjustment reflects the estimated payment to be made from the gross proceeds to reduce a portion of Live Nation’s term loan.

(F)	Adjustment reflects a reduction of interest expense based on the paydown of a portion of the term loan from the proceeds. Interest expense was calculated based on the actual average interest rate for the period.

(G)	Adjustment represents the tax effects related to the state income taxes incurred by the Motor Sports Division. The pro forma adjustments have no effect on Live Nation’s current or deferred United States income tax expense for the year ended December 31, 2007 and the six months ended June 30, 2008. For both periods presented, the pro forma adjustments increase Live Nation’s United States tax losses for which no current tax benefit may be recognized. The pro forma adjustments also decrease Live Nation’s net deferred tax assets and corresponding valuation allowances by equal amounts, resulting in no net effect on deferred tax expense. This adjustment does not reflect any estimated tax adjustments related to the gain on sale for this transaction.

(H)	Adjustment reflects the elimination of the operating results of the North American theatrical business to make the presentation of the operating results for the year ended December 31, 2007 consistent with the current presentation of the financials of Live Nation. The operating results for the six months ended June 30, 2008, as issued, already reflect this change.

(I)	Adjustment reflects the gain on sale of Live Nation’s equity interest in a motor sports related joint venture with NBC, which was sold prior to this transaction.